Exhibit 10.34

JBG SMITH Properties Amendment No. 4

to the

2017 Employee Share Purchase Plan

(As approved by the sole shareholder on July 10, 2017)

The 2017 Employee Share Purchase Plan of JBG SMITH Properties, effective July 17, 2017 (the “ESPP”), is hereby amended as follows, effective October 30, 2023:

1.Section 15 of the ESPP is hereby deleted in its entirety and replaced with the following:

15.Options Not Transferable.

Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.